Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes—Oxley Act of 2002
In connection with the Annual Report of The Houston Exploration Company (the “Company”) on Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William G. Hargett, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
/s/     William G. Hargett
Name:     William G. Hargett
Title:       Chairman, President and Chief Executive Officer
                The Houston Exploration Company
March 3, 2006